Nature's Sunshine Reports Strong Third Quarter 2023 Results
-GAAP Net Income Increased Significantly to $3.1 Million With a 50% Increase in Adjusted EBITDA to $10.3 Million-

LEHI, Utah – November 7, 2023 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (Nature’s Sunshine), a leading natural health and wellness company of high-quality herbal and nutritional products, reported financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Summary vs. Same Year-Ago Quarter

•Net sales were up 6% to $111.2 million compared to $104.5 million (up 7% in constant currency).
•Gross margin increased 150 basis points to 73.1% compared to 71.6%.
•GAAP net income attributable to common shareholders up significantly to $2.8 million, or $0.15 per diluted common share, compared to $0.1 million, or $0.00 per diluted common share.
•Adjusted EBITDA up 50% to $10.3 million compared to $6.8 million.

Management Commentary

"Nature’s Sunshine delivered another strong quarter, with double-digit growth in Asia/Pacific and North America,” said CEO Terrence Moorehead. “APAC saw strong order growth with a 12% increase in local currency sales, while the North America business continued to respond well to our digital investments and improved field activation, delivering 11% growth for the quarter, the strongest growth in many years.

“We’re also beginning to see the results of our gross margin initiatives which drove a 150-basis point improvement in gross margin in the third quarter. Since the first quarter of this year, gross margin has improved from 70.8% to 73.1% in the third quarter of 2023.

“These results demonstrate the strong underlying fundamentals of our business. Our continued above-market growth and aggressive cost initiatives combined to deliver a 50%+ increase in EBITDA in Q3 to $10.3 million. We are excited about our continued progress and the opportunities for further growth and profitability as we move forward.”

Third Quarter 2023 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$52,218	$47,878	9.1%	$(1,578)	12.4%
Europe	18,769	19,328	(2.9)	692	(6.5)
North America	34,792	31,504	10.4	(71)	10.7
Latin America and Other	5,423	5,796	(6.4)	237	(10.5)
	$111,202	$104,506	6.4%	$(720)	7.1%

Net sales in the third quarter increased 6% to $111.2 million compared to $104.5 million in the same year-ago quarter. Excluding the impact from foreign exchange rates, net sales in the third quarter of 2023 increased 7.1% compared to the year-ago quarter.

Gross profit margin in the third quarter increased 150 basis points to 73.1% compared to 71.6% in the year-ago quarter. The increase was driven by improvements in market mix, price increases in various markets, and contribution margin improvement initiatives, partially offset by increases related to inflation and unfavorable foreign currency exchange in the third quarter of 2023.

Volume incentives as a percentage of net sales were 30.7% compared to 31.6% in the year-ago quarter. The decrease was primarily due to changes in market mix.

Selling, general and administrative expenses ("SG&A") in the third quarter were $41.3 million compared to $36.8 million in the year‐ago quarter. The increase was driven primarily by increases in service fees in China, compensation, variable costs related to sales growth, and investments to drive digital growth and strategic initiatives. As a percentage of net sales, SG&A expenses were 37.1% for the third quarter of 2023 compared to 35.2% in the year-ago quarter.

Operating income in the third quarter increased to $5.8 million, or 5.2% of net sales, compared to $5.0 million, or 4.8% of net sales, in the year-ago quarter.

Other loss, net, in the third quarter of 2023 was a loss of $0.9 million compared to a loss of $2.3 million in the third quarter of 2022. Other loss, net, primarily consists of foreign exchange losses as a result of net changes in foreign currencies, mostly in Asia. The provision for income taxes was $1.8 million in the third quarter of 2023 compared to $2.5 million for the year-ago quarter.

GAAP net income attributable to common shareholders increased to $2.8 million, or $0.15 per diluted common share, compared to $0.1 million, or $0.00 per diluted common share, in the third quarter of 2022. Net income attributable to NSP China increased to $1.6 million, or $0.08 per diluted common share, for the third quarter of 2023, compared to $0.6 million, or $0.03 per diluted common share, for the third quarter of 2022.

Adjusted EBITDA in the third quarter increased 50% to $10.3 million compared to $6.8 million in the prior year quarter. The increase was driven primarily by the aforementioned increase in operating income. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income (loss) from continuing operations before taxes, depreciation, amortization, and other income (loss) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income (loss) to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $31.6 million for the nine months ended September 30, 2023, compared to $2.9 million used in the prior year period. Capital expenditures during the nine months ended September 30, 2023 totaled $9.2 million compared to $4.7 million in the comparable period of 2022. During the nine months ended September 30, 2023, the Company repurchased 180,000 shares at a total cost of $2.2 million or $12.35 per share. As of September 30, 2023, the Company had cash and cash equivalents of $76.0 million and $0.2 million of debt.

Outlook

The Company expects full year 2023 net sales to range between $443 - $451 million, but now expects adjusted EBITDA to range between $37 - $40 million, compared to the original expected range of $34 - $38 million.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter of 2023 results.

Date: Tuesday, November 7, 2023

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-844-826-3033
International dial-in number: 1-412-317-5185
Conference ID: 10182507

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 21, 2023.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 10182507

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, strategies and financial results, including expected improvements in gross profit and gross margin. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;

•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;
•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants compensation plans;
•geopolitical issues and conflicts;
•adverse effects caused by the ongoing coronavirus pandemic;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our manufacturers and deliver products to our independent consultants and customers;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•failure to maintain an effective system of internal controls over financial reporting;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income (loss), Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. Non-GAAP net income (loss) is defined here as net income (loss) from continuing operations before less-frequent items including, among other things, value-added-tax (VAT) refunds. A reconciliation of Non-GAAP net income (loss) to GAAP net income (loss) is provided in the attached financial tables.

We utilize the non-GAAP measures of non-GAAP net income (loss) and Adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We have included a reconciliation of net income to Adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income (loss) to Non-GAAP net income (loss) and Non-GAAP Adjusted EPS, in the attached financial tables.

Net sales excluding the impact of foreign currency exchange fluctuations removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gateway-grp.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$111,202	$104,506	$336,384	$319,161
Cost of sales	29,964	29,632	93,580	93,563
Gross profit	81,238	74,874	242,804	225,598

Operating expenses:
Volume incentives	34,118	33,070	102,560	99,241
Selling, general and administrative	41,288	36,792	127,203	114,281
Operating income	5,832	5,012	13,041	12,076
Other loss, net	(927)	(2,281)	(500)	(3,037)
Income before provision for income taxes	4,905	2,731	12,541	9,039
Provision for income taxes	1,763	2,531	5,469	10,573
Net income (loss)	3,142	200	7,072	(1,534)
Net income attributable to noncontrolling interests	310	110	958	810
Net income (loss) attributable to common shareholders	$2,832	$90	$6,114	$(2,344)

Basic and diluted net income (loss) per common share:

Basic earnings (loss) per share attributable to common shareholders	$0.15	$—	$0.32	$(0.12)

Diluted earnings (loss) per share attributable to common shareholders	$0.15	$—	$0.31	$(0.12)

Weighted average basic common shares outstanding	19,133	19,198	19,093	19,384
Weighted average diluted common shares outstanding	19,492	19,482	19,450	19,384

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$76,036	$60,032
Accounts receivable, net of allowance for doubtful accounts of $154 and $120, respectively	9,491	14,106
Inventories	66,287	67,949
Prepaid expenses and other	8,409	7,420
Total current assets	160,223	149,507

Property, plant and equipment, net	46,291	46,162
Operating lease right-of-use assets	14,109	16,145
Investment securities - trading	692	702
Deferred income tax assets	9,495	6,859
Other assets	9,103	10,403
Total assets	$239,913	$229,778

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,238	$6,349
Accrued volume incentives and service fees	23,245	21,830
Accrued liabilities	32,096	25,591
Deferred revenue	1,337	2,255
Income taxes payable	4,675	4,117
Current portion of operating lease liabilities	4,505	4,266
Current portion of note payable	216	1,174
Total current liabilities	73,312	65,582

Liability related to unrecognized tax benefits	209	209
Long-term portion of operating lease liabilities	11,318	13,745
Deferred compensation payable	692	702
Deferred income tax liabilities	1,247	1,439
Other liabilities	1,124	1,054
Total liabilities	87,902	82,731

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 19,097 and 19,093 shares issued and outstanding, respectively	122,966	121,583
Retained earnings	40,749	34,635
Noncontrolling interest	5,100	4,142
Accumulated other comprehensive loss	(16,804)	(13,313)
Total shareholders’ equity	152,011	147,047
Total liabilities and shareholders’ equity	$239,913	$229,778

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$7,072	$(1,534)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts	45	1,017
Depreciation and amortization	8,763	8,112
Non-cash lease expense	3,290	3,859
Share-based compensation expense	3,790	1,934
Deferred income taxes	(2,986)	5,967
Purchase of trading investment securities	—	(26)
Proceeds from sale of trading investment securities	76	102
Realized and unrealized gains (losses) on investments	(66)	195
Foreign exchange losses	687	2,938
Changes in assets and liabilities:
Accounts receivable	3,955	(3,233)
Inventories	423	(10,809)
Prepaid expenses and other current assets	(1,091)	(116)
Other assets	733	368
Accounts payable	917	(1,626)
Accrued volume incentives and service fees	2,102	(253)
Accrued liabilities	7,416	(5,172)
Deferred revenue	(877)	(2,040)
Lease liabilities	(3,414)	(3,692)
Income taxes payable	803	1,201
Liability related to unrecognized tax benefits	—	213
Deferred compensation payable	(10)	(271)
Net cash provided by (used in) operating activities	31,628	(2,866)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(9,230)	(4,730)
Net cash used in investing activities	(9,230)	(4,730)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of long-term debt	(958)	(931)
Proceeds from revolving credit facility	13,503	31,538
Principal payments of revolving credit facility	(13,503)	(31,538)
Principal payments of related party borrowing	—	(300)
Payments related to tax withholding for net-share settled equity awards	(179)	(1,129)
Repurchase of common stock	(2,228)	(12,945)
Net cash used in financing activities	(3,365)	(15,305)
Effect of exchange rates on cash and cash equivalents	(3,029)	(6,299)
Net increase (decrease) in cash and cash equivalents	16,004	(29,200)
Cash and cash equivalents at the beginning of the period	60,032	86,184
Cash and cash equivalents at the end of the period	$76,036	$56,984
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$7,460	$3,386
Cash paid for interest	124	195

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$3,142	$200	$7,072	$(1,534)
Adjustments:
Depreciation and amortization	3,125	2,661	8,763	8,112
Share-based compensation expense	1,295	593	3,790	1,934
Other loss, net*	927	2,281	500	3,037
Provision for income taxes	1,763	2,531	5,469	10,573
Other adjustments (1)	—	(1,430)	5,098	1,877
Adjusted EBITDA	$10,252	$6,836	$30,692	$23,999

(1) Other adjustments
Impact of Russia/Ukraine war	$—	$(750)	$—	$2,300
Restructuring and other related expenses	—	130	—	387
Charge related to Japan loss	—	—	5,847	—
VAT refunds	—	(810)	(749)	(810)
Total adjustments	$—	$(1,430)	$5,098	$1,877

* Other loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$3,142	$200	$7,072	$(1,534)
Adjustments:
Impact of Russia/Ukraine war	—	(750)	—	2,300
Restructuring and other related expenses	—	130	—	387
Charge related to Japan loss	—	—	5,847	—
VAT Refund	—	(810)	(749)	(810)
Tax impact of adjustments	—	287	(1,462)	(672)
Total adjustments	—	(1,143)	3,636	1,205
Non-GAAP net income (loss)	$3,142	$(943)	$10,708	$(329)

Reported income (loss) attributable to common shareholders	$2,832	$90	$6,114	$(2,344)
Total adjustments	—	(1,143)	3,636	1,205
Non-GAAP net income (loss) attributable to common shareholders	$2,832	$(1,053)	$9,750	$(1,139)

Basic income (loss) per share, as reported	$0.15	$—	$0.32	$(0.12)
Total adjustments, net of tax	—	(0.06)	0.19	0.06
Basic income (loss) per share, as adjusted	$0.15	$(0.06)	$0.51	$(0.06)

Diluted income (loss) per share, as reported	$0.15	$—	$0.31	$(0.12)
Total adjustments, net of tax	—	(0.06)	0.19	0.06
Diluted income (loss) per share, as adjusted	$0.15	$(0.06)	$0.50	$(0.06)